EXHIBIT 3(a)

AMENDED AND CORRECTED CERTIFICATES OF INCORPORATION



CERTIFICATE OF AMENDMENT DATED 5/13/97

                            CERTIFICATE OF AMENDMENT

                                       OF

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      ROLLINS ENVIRONMENTAL SERVICES, INC.

                   Adopted in accordance with the provisions
                 of Section 242 of the General Corporation Law
                            of the State of Delaware

         I, JOHN W. ROLLINS, JR., Senior Vice Chairman of the Board of Rollins Environmental Services, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST: That the Restated Certificate of Incorporation of said corporation be amended as follows:

               "FIRST: The name of the Corporation is

                          Laidlaw Environmental Services, Inc.

         SECOND: That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote in accordance with the provisions of Section

242 of the General Corporation Law of the State of Delaware.

         THIRD: That the effective time of this Certificate of Amendment of Restated Certificate of Incorporation shall be upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, I have signed this Certificate this 13th day of May, 1997.

                                              /s/ John W. Rollins, Jr.
                                              ---------------------------------
                                              Senior Vice Chairman of the Board

ATTEST:



/s/  Klaus M. Belehoubek
- ------------------------
Klaus M. Belehoubek
Assistant Secretary

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ROLLINS ENVIRONMENTAL SERVICES, INC.


      It is hereby certified that:

         1. (a) The present name of the corporation (hereinafter called the "Corporation") is Rollins Environmental Services, Inc.

            (b) The name under which the Corporation was originally incorporated is Rollins Environmental Services, Inc., and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of the State of Delaware is September 29, 1978.

         2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH and SEVENTH thereof and by substituting in lieu thereof new Articles which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the Restated Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Rollins Environmental Services, Inc. without any further amendments other than amendments herein certified and without any discrepancy between the provisions of the Restated Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. The amendments and the restatement of the Restated Certificate of Incorporation herein certified have been authorized by the Board of Directors of the Corporation and duly adopted by the stockholders in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

         5. The effective time of the Restated Certificate of Incorporation and of the amendments herein certified shall be upon filing with the Secretary of State of the State of Delaware.

         6. The Restated Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:


                     "RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ROLLINS ENVIRONMENTAL SERVICES, INC.

         FIRST: The name of the Corporation is ROLLINS ENVIRONMENTAL SERVICES, INC.

         SECOND: The registered office of the Corporation is to be located at One Rollins Plaza, 2200 Concord Pike, New Castle County, Wilmington, Delaware 19803. The name of its registered agent at that address is Rollins Environmental Services, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation is authorized to issue is three hundred fifty-one million (351,000,000) shares, divided into two classes. The designation of each class, and the par value of the shares of each class are as follows:

                  CLASS             NO. OF SHARES    PER SHARE PAR VALUE
                  -----             -------------    -------------------
                  Common            350,000,000      $1.00 per share
                  Preferred         1,000,000        $1.00 per share

                  All preferred stock authorized for issuance by the Corporation may be issued in series or without series from time to time with the designations, preferences, and relative, participating, optional or other special rights of the class or series of the class fixed by resolution or resolutions of the Board of Directors. Such resolutions may also provide for the convertibility of the preferred stock or any series thereof into any other classes of stock of the company, including the common stock, upon such terms and rations as shall be determined by the Board of Directors.

         FIFTH: Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, the President or the Chairman of the Executive Committee of the Board of Directors and not by any other person. No action shall be taken by the stockholders except at an annual or special meeting of stockholders and stockholders may not act by written consent.

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) Election of directors need not be by ballot unless the by-laws so provide.

               (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the

Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends. The stockholders may make, alter or repeal any by-law whether or not adopted by them, provided however, that any such additional by-laws, alterations or repeal may be adopted only by the affirmative note of the holders of 75% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), unless such additional by-laws, alterations or repeal shall have been recommended to the stockholders for adoption by a majority of the Board of Directors, in which event such additional by-laws, alterations or repeal may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

               (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or be proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

               (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised, or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

         SEVENTH: The property and business of this corporation shall be managed by a Board of up to ten (10) directors. The directors shall be divided into three classes. The first class (Class I) shall consist of four (4) directors and the term of office of such class shall expire at the Annual Meeting of Stockholders in 1998. The second class (Class II) shall consist of three (3) directors and the term of office of such class shall expire at the Annual Meeting of Stockholders in 1999. The third class (Class III) shall consist of three (3) directors and the term of office of such class shall expire at the Annual Meeting of Stockholders in 2000. At each annual election, commencing at the next Annual Meeting of Stockholders in 1998, the successors of the class of directors whose term expires at that time shall be elected to hold office for the term of three years to succeed those whose term expires, so that the term of office of one class of directors shall expire in each year. Each director shall be elected and qualified, or until his death or until he shall resign. Directors need not be stockholders nor residents of the State of Delaware.

               Notwithstanding any of the provisions of this Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause, and only at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of 75% or more of the shares of the Corporation entitled to vote at an election of directors.

               Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

               Each such notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and
(iii) the number of shares of stock of the

Corporation which are beneficially owned by each such nominee.

               The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         EIGHTH: (a)1. In addition to any affirmative vote required by law, and except as otherwise expressly provided in sections (b) and (c) of this Article
EIGHTH:

                  (A) any  merger or  consolidation  of the  Corporation  or any
            Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  (B) any sale, lease, exchange,  mortgage,  pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with an Interested Stockholder, or an Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $5,000,000 or more; or

                  (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation to any Interested Stockholder, or any Affiliate of any Interested Stockholder, in exchange of cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more; or

               (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

               (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder, or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article EIGHTH as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

            2. The term "business combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of clauses
(A) through (E) or paragraph 1 of this section (a).

            (b) The provisions of section (a) of this Article EIGHTH shall not be applicable to any particular business combination and such business combination shall require only such affirmative vote as is required by law and any other provisions of the Certificate of Incorporation or by-laws if such business combination has been approved by a majority of the whole Board.

            (c) For the purposes of this Article EIGHTH:

            1. A "person" shall mean any individual, firm, corporation or other entity.

            2. "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which , as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction:

            (A) is the beneficial owner, directly or indirectly, of more that 30% of the Voting Shares; or

            (B) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 20% of the then outstanding Voting Shares; or

            (C) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

Provided, however, that no person who on the date of the adoption of this Article EIGHTH would otherwise by a "Interested Stockholder" as defined in this subsection 2 shall be deemed to be an "Interested Stockholder".

            3. A person shall be "beneficial owner" of any Voting Shares:

            (A) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

            (B) which such person or any of its Affiliates or Associates has (i)
the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

            (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates of Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

            4. The outstanding Voting Shares shall include shares deemed owned through
                                       8
application of paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

            5. "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of the adoption of this provision.

            6. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3all-1 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of the adoption of this provision), is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

            (d) A majority of the directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person,
(2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (c), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary has an aggregate fair market value of $5,000,000 or more.

            (e) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         NINTH: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation then entitled to be voted in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with Articles FIFTH, SIXTH, SEVENTH, EIGHTH or NINTH of this Certificate of Incorporation, except that only the affirmative vote of the holders of a simple majority of the shares of the Corporation then entitled to be voted in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with Articles FIFTH, SIXTH, or SEVENTH of this Certificate of Incorporation if such amendment, repeal or adoption shall have been approved by a majority of the members of the Board of Directors.

         TENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article TENTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article TENTH became effective."

            IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on this 13th day of May, 1997.

                                 Rollins Environmental Services, Inc.


                                 BY: /s/  John W.  Rollins, Jr.
                                   --------------------------------------
                                   Senior Vice Chairman of the Board

CERTIFICATE OF CORRECTION DATED 10/15/98


                            CERTIFICATE OF CORRECTION
                       FILED TO CORRECT A CERTAIN ERROR IN
              THE RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
                     OF LAIDLAW ENVIRONMENTAL SERVICES, INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                           OF DELAWARE ON MAY 13, 1997

Laidlaw Environmental Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is Laidlaw Environmental  Services, Inc.
                                           -------------------------------------

         2.  That  a  Restated   and  Amended   Certificate   of   Incorporation
                      ----------------------------------------------------------
                             (Title of Certificate Being Corrected)

was filed by the  Secretary  of State of  Delaware on May 13, 1997 and that said
                                                      ------------
Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

There were several typographical errors in Article Seventh of the Certificate as originally filed.
--------------------------------------------------------------------------------
            (Make a general statement as to the inaccuracy or defect)

         4. Article  SEVENTH of the Certificate is corrected to read as follows:
                     -------

                             SEE ATTACHED EXHIBIT A.

     IN WITNESS WHEREOF, said Laidlaw Environmental Services, Inc. has caused this Certificate to be signed by Henry H. Taylor, its Vice President, General Counsel and Secretary, this 15th day of October, 1997.

                                   Laidlaw Environmental Services, Inc.

                                   By:  /s/ Henry H. Taylor
                                        --------------------------------------
                                        Henry H. Taylor, Vice President,
                                        General Counsel and Secretary

                                    EXHIBIT A

         "SEVENTH: The property and business of this corporation shall be managed by a Board of up to ten (10) directors. The directors shall be divided into three classes. The first class (Class I) shall consist of four (4) directors and the term of office of such class shall expire at the next Annual Meeting of Stockholders. The second class (Class II) shall consist of three (3) directors and the term of office of such class shall expire at the Annual Meeting of Stockholders one year thereafter. The third class (Class III) shall consist of three (3) directors and the term of office of such class shall expire at the Annual Meeting of Stockholders two years thereafter. At each annual election, commencing at the next Annual Meeting of Stockholders, the successors of the class of directors whose term expires at that time shall be elected to hold office for the term of three years to succeed those whose term expires, so that the term of office of one class of directors shall expire in each year. Each director shall hold office for the term for which he is elected or appointed or until his successor shall be elected and qualified, or until his death or until he shall resign. Directors need not be stockholders nor residents of the State of Delaware.

         Notwithstanding any of the provisions of this Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause, and only at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of 75% or more of the shares of the Corporation entitled to vote at an election of directors.

         Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

         Each such notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

         The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded."

CERTIFICATE OF AMENDMENT DATED 11/25/98

                            CERTIFICATE OF AMENDMENT
                  TO THE RESTATED CERTIFICATE OF INCORPORATION,
                     OF LAIDLAW ENVIRONMENTAL SERVICES, INC.

         Laidlaw Environmental Services, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby amend the Restated Certificate of Incorporation of the Corporation.

         The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

         FIRST:   That  the  Restated   Certificate  of  Incorporation  of  said
corporation be amended as follows:

               "FIRST: The name of the Corporation is Safety-Kleen Corp."

         SECOND: That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the effective time of this Certificate of Amendment to the Restated Certificate of Incorporation shall be at the close of business on the date filed with the Secretary of State of the State of Delaware.

         THE UNDERSIGNED, being the President and Chief Executive Officer of the Corporation, for the purpose of amending the Restated Certificate of Incorporation of the Corporation pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand as of this 25th day of November, 1998.

                                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                                      By:  /s/ Kenneth W. Winger
                                           -------------------------------------
                                           Kenneth W. Winger
                                           President and Chief Executive Officer

ATTEST:

/s/ Henry H. Taylor
-------------------
Henry H. Taylor
Secretary

CERTIFICATE OF AMENDMENT DATED 11/30/98


                            CERTIFICATE OF AMENDMENT
                  TO THE RESTATED CERTIFICATE OF INCORPORATION,
                              OF SAFETY-KLEEN CORP.

         Safety-Kleen Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware (the "DGCL"), does hereby amend the Restated Certificate of Incorporation of the Corporation.

         The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

         FIRST:   That  the  Restated   Certificate  of  Incorporation  of  said
corporation be amended as follows:

         FOURTH: The total number of shares of stock which the Corporation is authorized to issue is two hundred fifty-one million (251,000,000) shares, divided into two classes. The designation of each class, and the par value of the shares of each class are as follows:

    CLASS                  NO. OF SHARES              PER SHARE PAR VALUE
    -----                  -------------              -------------------
   Common                   250,000,000                 $1.00 per share
   Preferred                  1,000,000                 $1.00 per share

         All preferred stock authorized for issuance by the Corporation may be issued in series or without series from time to time with the designations, preferences, and relative, participating, optional or other special rights of the class or series of the class fixed by resolution or resolutions of the Board of Directors. Such resolutions may also provide for the convertibility of the preferred stock or any series thereof into any other classes of stock of the Corporation, including the common stock, upon such terms and rations as shall be determined by the Board of Directors.

         Article EIGHTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to include the following text after the last paragraph thereof:

               5. Reverse Split. Effective as of the close of business on the date of filing this Amendment to the Restated Certificate of Incorporation (the "Effective Time"), the filing of this Amendment shall effect a Reverse Split (the "Reverse Split") pursuant to which each four shares of common stock, par value $1 per share, of the Corporation issued and outstanding, shall be combined into one validly issued, fully paid and nonassessable share of common stock, par value $1 per share, of the Corporation. The number of authorized shares, the number of shares of treasury stock and the par value of the common stock shall not be affected by the Reverse Split. Each stock certificate that prior to the Effective Time represented shares of common stock shall, following the Effective Time, represent the number of shares into which the shares of common stock represented by such certificate shall be combined. The Corporation shall not issue fractional shares or scrip as a result of the Reverse Split, but shall arrange for the disposition of shares on behalf of those record holders of common stock at the Effective Time who would otherwise be entitled to fractional shares as a result of the Reverse Split.

         SECOND: That such amendments have been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the effective time of this Certificate of Amendment to the Restated Certificate of Incorporation shall be at the close of business on the date filed with the Secretary of State of the State of Delaware.

         THE UNDERSIGNED, being the President and Chief Executive Officer of the Corporation, for the purpose of amending the Restated Certificate of Incorporation of the Corporation pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand as of this 30th day of November, 1998.

                                      SAFETY-KLEEN CORP.

                                      By: /s/ Kenneth W. Winger
                                          -----------------------
                                          Kenneth W. Winger
                                          President and Chief Executive Officer

ATTEST:

/s/ Henry H. Taylor
-------------------
Henry H. Taylor
Secretary